Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
     JK Acquisition Corp.
     Houston, Texas

We hereby consent to the incorporation by reference in this Amendment No. 10 to Registration Statement on Form S-1 our report dated March 10, 2006 included herein for the period May 11, 2005 (inception) to December 31, 2005. We also consent to the reference to us under the heading “Experts” in this Registration Statements.

March 31, 2006

Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas